Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

The Hillshire Brands Company

Pursuant to the Offer to Purchase

Dated July 16, 2014

of

HMB Holdings, Inc.

a wholly owned subsidiary of

Tyson Foods, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, AUGUST 12, 2014, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share (the “Shares”), of The Hillshire Brands Company, a Maryland corporation (“Hillshire Brands”) and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail:	By Overnight Courier:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

By Facsimile Transmission:

(For Eligible Institutions Only)

(617) 360-6810

Confirm Facsimile Transmission:

(By Telephone Only)

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature

VOLUNTARY CORPORATE ACTION COY: HSH

guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to HMB Holdings, Inc., a Maryland corporation and a wholly owned subsidiary of Tyson Foods, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 16, 2014 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.01 per share, of The Hillshire Brands Company, a Maryland corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer: Name of Tendering Institution
(Zip Code)

Account Number	(Area Code and Telephone Number)

VOLUNTARY CORPORATE ACTION COY: HSH

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within three New York Stock Exchange, Inc. trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTION COY: HSH